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                        SILICON VALLEY INTERNET PARTNERS

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                           DATED AS OF MARCH 25, 1998

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                                TABLE OF CONTENTS

                                                                       PAGE

1.    DEFINITIONS AND CONSTRUCTION                                       1

      1.1   Definitions                                                  1

      1.2   Accounting Terms                                             9

2.    LOAN AND TERMS OF PAYMENT                                          9

      2.1   Revolving Facility Advances                                  9

      2.2   Letters of Credit Subfacility                               10

      2.3   Letter of Credit Reimbursement; Reserve                     10

      2.4   Equipment Advances                                          11

      2.5   Overadvances                                                12

      2.6   Interest Rates, Payments, and Calculations                  12

      2.7   Crediting Payments                                          12

      2.8   Fees                                                        13

      2.9   Additional Costs                                            13

      2.10  Term                                                        14

3.    CONDITIONS OF LOANS                                               14

      3.1   Conditions Precedent to Initial Advance                     14

      3.2   Conditions Precedent to all Advances                        15

4.    CREATION OF SECURITY INTEREST                                     15

      4.1   Grant of Security Interest                                  15

      4.2   Delivery of Additional Documentation Required               15

      4.3   Right to Inspect                                            16

5.    REPRESENTATIONS AND WARRANTIES                                    16

      5.1   Due Organization and Qualification                          16

      5.2   Due Authorization; No Conflict                              16

      5.3   No Prior Encumbrances                                       16

      5.4   Bona Fide Eligible Accounts                                 16

      5.5   Merchantable Inventory                                      16

      5.6   Name; Locations; Location of Chief Executive Office         16

      5.7   Litigation                                                  16

      5.8   No Material Adverse Change in Financial Statements          17


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      5.9   Solvency                                                    17

      5.10  Regulatory Compliance                                       17

      5.11  Environmental Condition                                     17

      5.12  Taxes                                                       18

      5.13  Subsidiaries                                                18

      5.14  Government Consents                                         18

      5.15  Full Disclosure                                             18

6.    AFFIRMATIVE COVENANTS                                             18

      6.1   Good Standing                                               18

      6.2   Government Compliance                                       18

      6.3   Financial Statements, Reports, Certificates                 18

      6.4   Inventory; Returns                                          19

      6.5   Taxes                                                       19

      6.6   Insurance                                                   20

      6.7   Principal Depository                                        20

      6.8   Quick Ratio; Minimum Cash                                   20

      6.9   Debt-Net Worth Ratio                                        20

      6.10  Maximum Quarterly Losses                                    20

      6.11  Registration of Intellectual Property Rights                21

      6.12  Use Of Proceeds                                             21

      6.13  Further Assurances                                          21

7.    NEGATIVE COVENANTS                                                21

      7.1   Dispositions                                                21

      7.2   Change in Business                                          21

      7.3   Mergers or Acquisitions                                     22

      7.4   Indebtedness                                                22

      7.5   Advances to Employees or Shareholders                       22

      7.6   Encumbrances                                                22

      7.7   Distributions                                               22

      7.8   Investments                                                 22


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      7.9   Transactions with Affiliates                                23

      7.10  Subordinated Debt                                           23

      7.11  Inventory and Equipment                                     23

      7.12  Compliance                                                  23

8.    EVENTS OF DEFAULT                                                 23

      8.1   Payment Default                                             23

      8.2   Covenant Default                                            23

      8.3   Material Adverse Change                                     24

      8.4   Attachment                                                  24

      8.5   Insolvency                                                  24

      8.6   Other Agreements                                            24

      8.7   Subordinated Debt                                           25

      8.8   Judgments                                                   25

      8.9   Misrepresentations                                          25

9.    BANK'S RIGHTS AND REMEDIES                                        25

      9.1   Rights and Remedies                                         25

      9.2   Power of Attorney                                           26

      9.3   Accounts Collection                                         27

      9.4   Bank Expenses                                               27

      9.5   Bank's Liability for Collateral                             27

      9.6   Remedies Cumulative                                         27

      9.7   Demand; Protest                                             27

10.   NOTICES                                                           27

11.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER                        28

12.   GENERAL PROVISIONS                                                28

      12.1  Successors and Assigns                                      28

      12.2  Indemnification                                             29

      12.3  Time of Essence                                             29

      12.4  Severability of Provisions                                  29

      12.5  Amendments in Writing, Integration                          29


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      12.6  Counterparts                                                29

      12.7  Survival                                                    29

      12.8  Confidentiality                                             29


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      This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "AGREEMENT") is
entered into as of March 25, 1998, by and between VENTURE BANKING GROUP (f/k/a Venture Lending), a division of CUPERTINO NATIONAL BANK ("BANK") and SILICON VALLEY INTERNET PARTNERS ("BORROWER"). This Agreement amends and restates in its entirety the Loan and Security Agreement by and between the Bank and the Borrower dated as of September 19, 1996, as amended February 19, May 7, June 6 and July 25, 1997 (the "PREVIOUS AGREEMENT").

                                    RECITALS

      Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

      The parties agree as follows:

      1. DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower.

            "ADVANCE" or "ADVANCES" means an Advance made pursuant to SECTION
2.1 or SECTION 2.4 hereof.

            "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and Partners.

            "BANK EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

            "BORROWER'S BOOKS" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or


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financial condition; and all computer programs, or tape files, and the equipment containing such information.

            "BORROWING BASE" has the meaning set forth in SECTION 2.1 hereof.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

            "CLOSING DATE" means the date of this Agreement.

            "CODE" means the California Uniform Commercial Code.

            "COLLATERAL" means the property, described on EXHIBIT A attached hereto.

            "COMMITTED EQUIPMENT LINE" means One Million Two Hundred and Fifty Thousand Dollars ($1,250,000).

            "COMMITTED LETTER OF CREDIT SUBFACILITY" means Two Million Dollars ($2,000,000).

            "COMMITTED REVOLVING LINE" means Five Million Dollars ($5,000,000).

            "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to
(i) any indebtedness, lease, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

            "CURRENT ASSETS" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

            "CURRENT LIABILITIES" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable


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upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt and Eligible Deferred Revenue.

            "DAILY BALANCE" means the amount of the respective Obligations owed at the end of a given day.

            "ELIGIBLE ACCOUNTS" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in SECTION 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                  (A) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date, or, with respect to Fortune 500 Accounts, one hundred and twenty (120) days;

                  (B) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date, or, with respect to Fortune 500 Accounts, where the account debtor has failed to pay within one hundred and twenty (120) days;

                  (C) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

                  (D) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or retentions or other terms by reason of which the payment by the account debtor is conditional;

                  (E) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                  (F) Accounts with respect to which the account debtor does not have its principal place of business in the United States;

                  (G) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

                  (H) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                  (I) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed thirty percent (30%) of all Accounts,


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to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                  (J) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (K) Accounts with respect to which the account debtor is a distributor, unless pre-approved by Bank in writing; and

                  (L) Accounts the collection of which Bank reasonably determines to be doubtful.

            "ELIGIBLE DEFERRED REVENUE" means non-refundable subscription agreements for publication services (not including software sales or licensing).

            "EQUIPMENT" means all present and future machinery, equipment, tenant leasehold improvements, furniture, fixtures, vehicles, tools, parts, attachments and Software in which Borrower has any interest.

            "EQUIPMENT LINE" means the facility under which Borrower may request Bank to issue cash advances, as specified in SECTION 2.4 hereof.

            "EQUIPMENT LINE MATURITY DATE" means September 18, 2001.

            "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

            "FORTUNE 500 ACCOUNTS" means Accounts where the account debtor is a "FORTUNE 500" company, as specified by Fortune Magazine, and identified as such in writing by Borrower to Bank prior to or concurrent with Borrower's submission of its Borrowing Base Certificate (as described in Section 6.3 hereof) for the month in which such identification is applicable. A list of such Accounts identified as Fortune 500 Accounts as of the Closing Date is attached hereto as EXHIBIT G.

            "GAAP" means generally accepted accounting principles as in effect from time to time.

            "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations to the extent not otherwise included under the definition of Indebtedness.


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            "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

            "INVENTORY" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

            "INVESTMENT" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "LETTER OF CREDIT SUBFACILITY" means the facility under which Borrower may request Bank to issue Letters of Credit, as specified in SECTION
2.2 hereof.

            "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

            "LOAN DOCUMENTS" means, collectively, this Agreement, any note or notes executed by Borrower in connection with this Agreement, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

            "NEGOTIABLE COLLATERAL" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

            "OBLIGATIONS" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any


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debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

            "PARTNERS" shall mean Persons with which Borrower organizes as co-owners to carry on a business for profit.

            "PAYMENT DATE" means the eighteenth (18th) calendar day of each month.

            "PERIODIC PAYMENTS" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

            "PERMITTED INDEBTEDNESS" means:

                  (A) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                  (B) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                  (C) Subordinated Debt;

                  (D) Indebtedness to trade creditors incurred in the ordinary course of business;

                  (E) Indebtedness secured by SECTIONS (A) AND (C) of Permitted Liens, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower;

                  (F) Other Indebtedness of Borrower, not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate at any one time; and

                  (G) Extensions, refinancing, modifications, amendments and restatements of any Permitted Indebtedness, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

            "PERMITTED INVESTMENT" means:

                  (A) Investments existing on the Closing Date disclosed in the Schedule;

                  (B) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii)


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certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

                  (C) Extensions of credit in the nature of accounts receivable, notes receivable, prepaid royalties and other extensions of credit, arising from the sale or lease of goods or services to customers or suppliers (not including Affiliates or Subsidiaries) in the ordinary course of business;

                  (D) Investments constituting acquisitions permitted under
SECTION 7.3;

                  (E) Deposit accounts of Borrower otherwise permitted hereunder;

                  (F) Other Investments aggregating not in excess of Two Hundred and Fifty Thousand Dollars ($250,000) at any time;

                  (G) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

                  (H) Investments in joint ventures consisting of licensing of technology or the providing of technical support entered into in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower.

            "PERMITTED LIENS" means the following:

                  (A) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                  (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                  (C) Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to SECTION 7.1 hereof and Liens referred to in UCC financing statements regarding leases permitted by the Agreement), provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceed of such equipment;

                  (D) licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower;

                  (E) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default;


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                  (F) Easements, reservations, rights-of-way, restrictions,
minor defects or irregularities in title or other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property or resulting in a Material Adverse Effect;

                  (G) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs or duties in connection with the importation or exportation of goods;

                  (H) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

                  (I) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c) and (d) and above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

                  (J) Liens arising by operation of law or regulation and securing obligations not yet due; and

                  (K) Liens securing Subordinated Debt and other Liens subordinated to the Lien of Bank on terms and conditions reasonably satisfactory to Bank.

            "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

            "PRIME RATE" means the variable rate of interest, per annum, most recently published in the Money Rate Section of the West Coast Edition of The Wall Street Journal, as the "prime rate," whether or not such rate is the lowest rate available from Bank. When a range of rates is published, the higher of the rates shall apply at the time the rate is changed.

            "QUICK ASSETS" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

            "RESPONSIBLE OFFICER" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

            "REVOLVING FACILITY" means the facility under which Borrower may request Bank to issue cash advances, as specified in SECTION 2.1 hereof.

            "REVOLVING FACILITY MATURITY DATE" means March 24, 1999.

            "SCHEDULE" means the schedule of exceptions attached hereto, if any.


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            "SOFTWARE" means the programs, routines, and symbolic languages that control the operations of computer hardware.

            "SUBORDINATED DEBT" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

            "SUBSIDIARY" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

            "TANGIBLE NET WORTH" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities; plus, deferred revenue, including without limitation, Eligible Deferred Revenue.

            "TOTAL LIABILITIES" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt and Eligible Deferred Revenue.

            1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

      2. LOAN AND TERMS OF PAYMENT.

            2.1 REVOLVING FACILITY ADVANCES. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower under this Revolving Facility in an aggregate amount not to exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, minus in each case the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). For purposes of this Agreement, "BORROWING BASE" shall mean an amount equal to (i) eighty percent (80%) of Eligible Accounts (the "ACCOUNTS SUBLIMIT") plus (ii) One Million Dollars ($1,000,000) (the "OVERADVANCE SUBLIMIT"). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this SECTION 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

      Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such telephone notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to


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make Advances under this Agreement, based upon instructions received from a
Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary, to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this SECTION 2.1 to Borrower's deposit account.

      The Revolving Facility shall terminate on the Revolving Facility Maturity Date, at which time all Advances under this SECTION 2.1 and other amounts due under this Agreement shall be immediately due and payable.

            2.2 LETTERS OF CREDIT SUBFACILITY.

                  (A) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit ("LETTERS OF CREDIT") for the account of Borrower in an aggregate face amount not to exceed
(i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the then outstanding principal amount of Advances under the Revolving Facility provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed the Committed Letter of Credit Subfacility). Each such Letter of Credit shall have an expiration date no later than sixty (60) days after the Revolving Facility Maturity Date provided that Borrower's letter of credit reimbursement obligation to Bank and any other Obligations shall be secured by cash or cash equivalents on terms acceptable to Bank at any time after the Revolving Facility Maturity Date if such Revolving Facility Maturity Date is not extended by Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement

                  (B) All amounts actually paid by Bank in respect to a Letter of Credit may, at the option of the Bank, when paid, constitute an Advance under the Revolving Facility, otherwise Borrower shall immediately reimburse Bank for such amounts.

                  (C) The Obligation of Borrower to reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

            2.3 LETTER OF CREDIT REIMBURSEMENT; RESERVE.

                  (A) Borrower may request that Bank issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                  (B) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Revolving Facility for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Facility shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

            2.4 EQUIPMENT ADVANCES. Borrower may from time to time until September 18, 1998 (the "EQUIPMENT AVAILABILITY END DATE") request Advances (each an "EQUIPMENT ADVANCE" and collectively, the "EQUIPMENT ADVANCES") from Bank in an aggregate amount not to exceed the Committed Equipment Line. To evidence each Equipment Advance, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the Equipment to be purchased. Total Equipment Advances for the purchase of Software shall not exceed Two Hundred and Fifty Thousand Dollars ($250,000). The Equipment Advances shall be used only to purchase Equipment and shall not exceed One Hundred Percent (100%) of the invoice amount of such Equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense.

      It is understood by Bank and Borrower that, as of the Closing Date, Equipment Advances of One Million Forty-Five Thousand eight Hundred Seventy Eight Dollars and Sixty Cents ($1,045,878.60) have been made under the Committed Equipment Line. Of such amount, Equipment Advances of Three Hundred Twenty-Five Thousand Four Hundred Dollars and Eighty-Seven Cents ($325,400.87) was outstanding on September 18, 1997 and is being paid to Bank by Borrower in thirty-six equal monthly installments of principal plus accrued interest (at the rate specified in Section 2.6(a)) which began on October 18, 1997. With respect to the remainder of such Equipment Advances made prior to the Closing Date and any additional Equipment Advances made after the Closing Date, interest shall accrue from the date of each Equipment Advance at the rate specified in SECTION 2.6(A), and shall be payable monthly for each month through the Equipment Availability End Date and such Equipment Advances that are outstanding on the Equipment Availability End Date will be payable in thirty-six (36) equal monthly installments of principal plus accrued interest, beginning on the Payment Date of the month following such date.

      When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of EXHIBIT B. The notice shall be signed by a Responsible Officer and include a copy of the invoice for the Equipment and/or Software to be financed.

            2.5 OVERADVANCES. If, the amount of Obligations owed by Borrower to Bank pursuant to SECTION 2.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

            2.6 INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                  (A) INTEREST RATE. Except as set forth in SECTION 2.6(B), (i) any Advances under SECTION 2.1 subject to the Accounts Sublimit shall bear interest, on the average Daily Balance, at a rate equal to one-half (0.50) percentage point above the Prime Rate or (ii) any Advances under SECTION 2.1 subject to the Overadvance Sublimit shall bear interest, on the average Daily Balance, at a rate equal to one (1.0) percentage point above the Prime Rate; whether an Advance is considered under (i) or (ii) above shall be based on the most recent Borrowing Base Certificate provided to Bank by Borrower. Except as set forth in SECTION 2.6(B), any Equipment Advances under SECTION 2.4 shall bear interest, on the average Daily Balance, at a rate equal to one (1.0) percentage point above the Prime Rate.

                  (B) DEFAULT RATE. All Obligations shall bear interest, from and during the occurrence of an Event of Default (and written notice thereof, except that no notice shall be required for an Event of Default under SECTION 8.5), at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                  (C) PAYMENTS. Interest hereunder shall be due and payable on the Payment Date of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Borrower hereby authorizes Bank to debit any of its deposit accounts with Bank for payment of any amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank makes against Borrower's accounts. Any such debits shall in no way be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                  (D) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

            2.7 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. Unless otherwise agreed in writing by Bank, after the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

            2.8 FEES. Borrower shall pay to Bank the following:

                  (A) FACILITY FEE. Loan. A Facility Fee equal to $12,500 shall be payable, fully earned and nonrefundable at or prior to the closing Date. All fees paid to Bank by Borrower prior to the Closing Date pursuant to the Previous Agreement are fully earned and non-refundable.

                  (B) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents; and

                  (C) BANK EXPENSES. Upon the date hereof, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

            2.9 ADDITIONAL COSTS. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                  (A) Subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                  (B) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                  (C) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

            2.10 TERM. This Agreement shall become effective on the Closing Date and, subject to SECTION 12.7, shall continue in full force and effect for a term ending on the later of the Revolving Facility Maturity Date or the Equipment Line Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

      3. CONDITIONS OF LOANS.

            3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (A) this Agreement;

                  (B) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (C) certificate of the Secretary of the States of California and Massachusetts as to Borrower's standing and qualification to do business;

                  (D) certified copies of Borrower's articles of incorporation and bylaws;

                  (E) a promissory note for the Committed Revolving Line in substantially the form of EXHIBIT E hereto;

                  (F) a promissory note for the Committed Equipment Line in substantially the form of EXHIBIT F hereto;

                  (G) a collateral assignment, patent mortgage and security agreement was executed and delivered under the Previous Agreement;

                  (H) a letter pursuant to the collateral assignment, patent mortgage and security agreement;

                  (I) financing statements (Forms UCC-1, 2 or 3 for CA, MA, TX and NY) as determined necessary or desirable by Bank;

                  (J) warrant to purchase stock;

                  (K) the insurance certificate was executed and delivered under the Previous Agreement;

                  (L) payment of the fees and Bank Expenses then due specified in SECTION 2.8 hereof; and

                  (M) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

            3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                  (A) timely receipt by Bank of the Payment/Advance Form as provided in SECTION 2.1 or 2.4; and

                  (B) the representations and warranties contained in SECTION 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this SECTION 3.2(B).

      4. CREATION OF SECURITY INTEREST.

            4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Notwithstanding any other provision in this SECTION 4.1, the term "Collateral" shall not include any rights which are now or hereafter held by Borrower as licensee to the extent, and solely to the extent, that such rights are not assignable or capable of being encumbered as a matter of law or under written terms of the license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable against Borrower under applicable law) and, provided further, that upon the elimination of any such disability, such grant of a security interest shall automatically extend to such rights.

            4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

            4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

      5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

            5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect.

            5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

            5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

            5.4 BONA FIDE ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

            5.5 MERCHANTABLE INVENTORY. All Inventory is in all material respects of good and marketable quality, free from all material defects.

            5.6 NAME; LOCATIONS; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business under any name other than as set forth on the signature page hereof or at any location other than that specified in SECTION 10 hereof. The chief executive office of Borrower is located at the address indicated in SECTION 10 hereof.

            5.7 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

            5.8 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

            5.9 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

            5.10 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

            5.11 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary. or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

            5.12 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

            5.13 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

            5.14 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where any failure to do so would not reasonably be expected to have a Material Adverse Effect.

            5.15 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

      6. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

            6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

            6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

            6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Bank: (a) as soon as available, but in any event within forty-five
(45) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Thousand Dollars ($200,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

      Within forty-five (45) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto and aged listings of accounts receivable and accounts payable.

      Notwithstanding any provision of this Agreement to the contrary, Borrower shall not be required to disclose any document, information or other matter that the disclosure of which to Bank, or their designated representative, is then prohibited by law.

      Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto within forty-five (45) days after the end of each month.

      Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

      The statements, reports and certificates required under the SECTION 6.3 include reports for the reporting periods ending prior to the Closing Date which were required under the Previous Agreement and had not been delivered to Bank as of the Closing Date.

            6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

            6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

            6.6 INSURANCE.

                  (A) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                  (B) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory, to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request,

Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy, shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

            6.7 PRINCIPAL DEPOSITORY. Borrower shall maintain its principal depository, operating and investment accounts with Bank.

            6.8 QUICK RATIO; MINIMUM CASH. Beginning with the report for the period ending February 28, 1998, Borrower shall maintain, as of the last day of each fiscal month, either (i) a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00 or (ii) cash and cash equivalents of not less than One Million Five Hundred Thousand Dollars ($1,500,000).

            6.9 DEBT-NET WORTH RATIO. Beginning with the report for the period ending February 28, 1998, Borrower shall maintain, as of the last day of each fiscal month, a ratio of Total Liabilities to Tangible Net Worth of not more than 2.0 to 1.0. From and after September 30, 1998, Borrower shall maintain, as of the last day of each fiscal month, a ratio of Total Liabilities to Tangible Net Worth of not more than 5.0 to 1.0.

            6.10 MAXIMUM QUARTERLY LOSSES. Borrower may suffer a loss not to exceed Two Million Dollars ($2,000,000) for the fiscal quarter ending March 31, 1998; One Million Five Hundred Thousand Dollars ($1,500,000) for the fiscal quarter ending June 30, 1998; One Million Two Hundred Thousand Dollars ($1,200,000) for the fiscal quarter ending September 30, 1998; and Five Hundred Thousand Dollars ($500,000) for the fiscal quarter ending December 31, 1998.

            6.11 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Collateral Assignment, Patent Mortgage and Security Agreement by Borrower in favor of Bank dated as of September 19, 1996 within fifteen (15) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C. Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such additional intellectual property rights.

            6.12 USE OF PROCEEDS. Borrower shall use the Advances under the Committed Revolving Line for working capital and for operating expenses only. Borrower shall use the Advances under the Committed Equipment Line for the acquisition of Equipment only.

            6.13 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

      7. NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

            7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses or exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries within certain geographic regions;
(iii) Transfers of worn-out or obsolete Equipment; (iv) Transfers which constitute liquidations of Investments permitted under SECTIONS 7.3 OR 7.8; or
(v) Transfers of software and copyrights not fundamental to the operation of Borrower's business.

            7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

            7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person unless the Borrower, or its Subsidiary, is the surviving entity following such merger or acquisition and if such merger, consolidation or acquisition does not result in a Material Adverse Effect or the purchase price of such acquisition does not exceed in the aggregate $500,000 plus net proceeds received by Borrower after the date hereof from the sale of its equity securities or Subordinated Debt.

            7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

            7.5 ADVANCES TO EMPLOYEES OR SHAREHOLDERS. Advance by way of payment, credit or other manner, any unearned funds to employees or shareholders of Borrower, except for advances consisting of (i) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of Borrower's business, (ii) advance payments to sales personnel based on future anticipated commissions or sales estimates, and (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors, and the aggregate of all advances outstanding at any one time under clauses (i), (ii), or (iii) above shall not exceed the following amounts: for the period from the date hereof until June 30, 1998, $600,000 and thereafter, $900,000.

            7.6 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

            7.7 DISTRIBUTIONS. Pay any cash dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock; provided, for so long as no Event of Default has occurred and is continuing, Company may redeem or repurchase its securities in an amount in any fiscal year not exceeding $50,000 in connection with any agreement between Company and any officer, director or employee of Company wherein Company is obligated or entitled to repurchase from such officer, director or employee shares of equity securities of Company upon such person's termination of employment or services or other event.

            7.8 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

            7.9 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

            7.10 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

            7.11 INVENTORY AND EQUIPMENT. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment and Borrower's Books relating thereto only at the locations previously discussed on the Schedule or set forth in SECTION 10 hereof or on the Schedule and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

            7.12 COMPLIANCE. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

      8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 PAYMENT DEFAULT. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

            8.2 COVENANT DEFAULT. If Borrower fails to perform any obligation under SECTION 6.6, 6.7, 6.8, 6.9, 6.10 OR 6.11 or violates any of the covenants contained in ARTICLE 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty, (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

            8.3 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the ability of Borrower to repay any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

            8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within twenty (20) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within twenty (20) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

            8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against

Borrower and is not dismissed or stayed within twenty (20) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

            8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

            8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

            8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unseated for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

            8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

      9. BANK'S RIGHTS AND REMEDIES.

            9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (A) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in SECTION 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                  (B) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                  (C) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (D) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (E) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                  (F) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this SECTION 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this SECTION 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                  (G) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                  (H) Bank may credit bid and purchase at any public sale;

                  (I) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower; and

                  (J) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit.

            9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in SECTION 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

            9.3 ACCOUNTS COLLECTION. At any time from the date of this Agreement, Bank may notify, any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

            9.4 BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility, as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

            9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

            9.7 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

      10. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

      If to Borrower:   Silicon Valley Internet Partners
                        89 South Street
                        Boston, MA 02111
                        Attn: Chief Financial Officer
                        FAX: (617) 292-0259

      If to Bank:       Venture Banking Group
                        Three Palo Alto Square, Suite 150
                        Palo Alto, California 94306
                        Attn: Jennifer Schellenberg
                        FAX: (650) 843-6969

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      12. GENERAL PROVISIONS.

            12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

            12.2 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

            12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

            12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in SECTION 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

            12.8 CONFIDENTIALITY. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of

Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information. For purposes of this SECTION 12.8, the Bank and Borrower agree that all information that Bank receives from the Borrower relating to the business, operations or condition of Borrower or its subsidiaries shall be treated as "confidential information" unless otherwise indicated by Borrower or herein.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            SILICON VALLEY INTERNET PARTNERS

                                            By: /s/ Signature Illegible

                                            Title: Vice President & CFO

                                            VENTURE BANKING GROUP, a division of
                                            Cupertino National Bank

                                            By: /s/ Signature Illegible

                                            Title: AVP

                                        A

      The Collateral shall consist of all right, title and interest of Borrower in and to the following:

                  (A) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                  (B) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

                  (C) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                  (D) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

                  (E) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

                  (F) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

                  (G) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

            LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM DEADLINE FOR
                    SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: VENTURE BANKING GROUP                     DATE:_____________________________

FAX#: (650) 843-6969                          TIME:_____________________________

FROM: SILICON VALLEY INTERNET PARTNERS

                             CLIENT NAME (BORROWER)

REQUESTED BY:___________________________________________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:___________________________________________________________
PHONE NUMBER:___________________________________________________________________
FROM ACCOUNT #________     TO ACCOUNT # ________________________________________
REQUESTED TRANSACTION TYPE    REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)     $_______________________
PRINCIPAL PAYMENT (ONLY)      $_______________________
INTEREST PAYMENT (ONLY)       $_______________________
PRINCIPAL AND INTEREST (PAYMENT) $_______________________
OTHER INSTRUCTIONS:__________________________________________

      All representations and warranties of Borrower stated in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respect as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

------------------------------                  ------------------------------
Authorized Requester                            Phone #

------------------------------                  ------------------------------
Received By (Bank)                              Phone #

                           Authorized Signature (Bank)

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower: Silicon Valley Internet Partners         Lender: Venture Banking Group
Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE
      1.    Accounts Receivable Book Value as of____  $__________
      2.    Additions (please explain on reverse)     $__________
      3.    TOTAL ACCOUNTS RECEIVABLE                 $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
      4.    Amounts over 90 days due*            $__________
      5.    Balance of 50% over 90 day accounts* $__________
      6.    Concentration Limits                 $__________
      7.    Foreign Accounts                     $__________
      8.    Governmental Accounts                $__________
      9.    Contra Accounts                      $__________
      10.   Promotion or Demo Accounts           $__________
      11.   Intercompany/Employee Accounts       $__________
      12.   Other (please explain on reverse)    $__________
      13.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS $__________
      14.   Eligible Accounts (#3 minus #13)     $__________
      15.   LOAN VALUE OF ACCOUNTS (80% of #14)  $__________

BALANCES
      16.   Maximum Loan Amount ($5,000,000)                      $__________
      17.   Total Funds Available (Lesser of #15 or #16)          $__________
      18.   a.    Present Balance of Accounts Sublimit            $__________
            b.    Present Balance of Overadvance Sublimit         $__________
            (Maximum $1,000,000)
            c.    Present Balance owing on Line of Credit         $__________
            (#18a plus #18b)
      19. a. Present Balance on Letter of Credit Subfacility $__________ (Accounts Sublimit)
            b. Present Balance on Letter of Credit Subfacility $__________ (Overadvance Sublimit up to $1,000,000)
            c. Present Balance on Letter of Credit Subfacility $__________ (Maximum $2,000,000)
      20.   RESERVE POSITION (#17 minus #18c and #19c)            $__________

*and pre-approved Fortune 500 Accounts over 120 days

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement between the undersigned and Venture Banking Group.

COMMENTS:
Silicon Valley Internet Partners

By:
   -------------------------
   Authorized Signer

                                                BANK USE ONLY

                                                Rec'd By:
                                                         ----------------------
                                                          Authorized Signer

                                                Date:
                                                     ----------------

                                                Verified:
                                                         ----------------------
                                                          Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:               Venture Banking Group

FROM:             Silicon Valley Internet Partners

      The undersigned authorized officer of Silicon Valley Internet Partners hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next as explained in an accompanying letter or footnotes.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                   REQUIRED                                  COMPLIES
------------------                   --------                                  --------
Monthly financial statements         Monthly within 45 days                    Yes   No
Annual (CPA Audited)                 FYE within 120 days                       Yes   No
Borrowing Base, A/R & A/P Agings     Monthly within 45 days (when applicable)  Yes   No
A/R Audit                            Annual                                    Yes   No

FINANCIAL COVENANT                   REQUIRED             ACTUAL               COMPLIES
------------------                   --------             ------               --------
Maintain on a Monthly Basis:
  Minimum Quick Ratio*               1.25:1.00            ______:1.0           Yes   No
  Maximum Debt/Tangible Net Worth**  2.0:1.0              ______:1.0           Yes   No
Maintain on a Quarterly Basis
      Maximum Permitted Loss
                        03/31/98            $2,000,000    __________           Yes   No
                        06/30/98            $1,500,000    __________           Yes   No
                        09/30/98            $1,200,000    __________           Yes   No
                        12/31/98            $ 500,000     __________           Yes   No

*or maintain minimum cash and cash equivalents of $1,500,000
**From and after September 30, 1998: 5:00:1.00.
COMMENTS REGARDING EXCEPTIONS: See Attached.

Sincerely,

--------------------------
SIGNATURE

-------------------------
TITLE

----------------------------
DATE

   BANK USE ONLY

Received by:
            ----------------
            AUTHORIZED

SIGNER

Date:
     --------------------

Verified:
         --------------------

            AUTHORIZED

Date:
     -------------------

                                    EXHIBIT E

                         REVOLVING LINE PROMISSORY NOTE

$5,000,000                                                 Palo Alto, California
                                                           March 25, 1998

FOR VALUE RECEIVED, the undersigned, SILICON VALLEY INTERNET PARTNERS, a California corporation (the "Borrower"), promises to pay to the order of VENTURE BANKING GROUP, A DIVISION OF CUPERTINO NATIONAL BANK ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrower under SECTION 2.1 of that certain Amended and Restated Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"), up to a maximum principal amount of Five Million Dollars ($5,000,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Loan Agreement. The entire principal amount and all accrued but unpaid interest thereon shall be due and payable on the Revolving Facility Maturity Date. All capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Loan Agreement.

Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder. This Note amends and restates in its entirety that certain Revolving Line Promissory Note made by Borrower in favor of Bank dated July 25, 1997.

BORROWER AND BANK HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.

                                                SILICON VALLEY INTERNET PARTNERS
                                                By:
                                                    --------------------------
                                                Printed Name:
                                                              ----------------
                                                Title:
                                                       -----------------------

                                    EXHIBIT F

                         EQUIPMENT LINE PROMISSORY NOTE

$1,250,000.                                                Palo Alto, California
                                                           March 25, 1998

FOR VALUE RECEIVED, the undersigned, SILICON VALLEY INTERNET PARTNERS, a California corporation (the "Borrower"), promises to pay to the order of VENTURE BANKING GROUP, A DIVISION OF CUPERTINO NATIONAL BANK ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrower under SECTION 2.4 of that certain Amended and Restated Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"), up to a maximum principal amount of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000). Borrower shall pay installments of principal and interest with respect to Equipment Advances in accordance with SECTIONS 2.4 and 2.6 of the Loan Agreement. All capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Loan Agreement.

Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder. This Note amends and restates in its entirety that certain Equipment Line Promissory Note made be Borrower in favor of Bank dated September 19, 1996.

BORROWER AND BANK HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.

                                                SILICON VALLEY INTERNET PARTNERS

                                                By:
                                                    ----------------------------

                                                Title:
                                                       -------------------------

                                    EXHIBIT G

                              FORTUNE 500 ACCOUNTS

MERRILL LYNCH & CO., INC.

BANKAMERICA CORPORATION

AMERICAN EXPRESS COMPANY

J.P. MORGAN & CO. INCORPORATED

WELLS FARGO & COMPANY

THE BANK OF NEW YORK COMPANY

Tandem

Compaq

Deutshche Bank

                                    SCHEDULE

I.    Existing Indebtedness (Section 1.1)

II.   Existing Investments (Section 1.1)

III.  Existing Liens (Section 1.1)

IV.   Names and Locations (Section 5.6)

            Plus below -(1)

V.    Litigation (Section 5.7)

            (1)   a.    650 Towsend St. San Francisco, CA 94104

                  b.    625 6th Ave New York, N.Y. 10011

                  c. 3102 Oak Lawn Ave. Dallas, TX 75219 (expected to move in 5/1/98)

                         REVOLVING LINE PROMISSORY NOTE

$5,000,000                                                 Palo Alto, California
                                                           March 25, 1998

FOR VALUE RECEIVED, the undersigned, SILICON VALLEY INTERNET PARTNERS, a California corporation (the "Borrower"), promises to pay to the order of VENTURE BANKING GROUP, A DIVISION OF CUPERTINO NATIONAL BANK ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrower under SECTION 2.1 of that certain Amended and Restated Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"), up to a maximum principal amount of Five Million Dollars ($5,000,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Loan Agreement. The entire principal amount and all accrued but unpaid interest thereon shall be due and payable on the Revolving Facility Maturity Date. All capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Loan Agreement.

Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder. This Note amends and restates in its entirety that certain Revolving Line Promissory Note made by Borrower in favor of Bank dated July 25, 1997.

BORROWER AND BANK HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.

                                                SILICON VALLEY INTERNET PARTNERS
                                                By: /s/ Signature Illegible
                                                Printed Name:
                                                Title:

                         EQUIPMENT LINE PROMISSORY NOTE

$1,250,000.                                                Palo Alto, California
                                                           March 25, 1998

FOR VALUE RECEIVED, the undersigned, SILICON VALLEY INTERNET PARTNERS, a California corporation (the "Borrower"), promises to pay to the order of VENTURE BANKING GROUP, A DIVISION OF CUPERTINO NATIONAL BANK ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrower under SECTION 2.4 of that certain Amended and Restated Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"), up to a maximum principal amount of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000). Borrower shall pay installments of principal and interest with respect to Equipment Advances in accordance with SECTIONS 2.4 and 2.6 of the Loan Agreement. All capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Loan Agreement.

Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder. This Note amends and restates in its entirety that certain Equipment Line Promissory Note made be Borrower in favor of Bank dated September 19, 1996.

BORROWER AND BANK HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.

                                                SILICON VALLEY INTERNET PARTNERS

                                                By: /s/ Signature Illegible

                                                Title:

                     DISBURSEMENT REQUEST AND AUTHORIZATION

BORROWER:     Silicon Valley Internet Partners       BANK: Venture Banking Group

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $5,000,000 and an Equipment Line of a principal amount up to $1,250,000.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: working capital needs.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                                  Revolving Line

      Amount paid to Borrower directly:                           $____________
      Undisbursed Funds                                           $____________
      Principal                                                   $____________

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

      Prepaid Finance Charges Paid in Cash:                       $_________
            $12,500                 Loan Fee

            $________               Accounts Receivables Audit

      Other Charges Paid in Cash:   $_________
            $__________             UCC Search Fees
            $__________             UCC Filing Fees
            $__________             Patent Filing Fees
            $__________             Trademark Filing Fees
            $__________             Copyright Filing Fees
            $__________             Outside Counsel Fees and Expenses

      Total Charges Paid in Cash                                  $___________

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered 3/04/92 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF MARCH 25, 1998.

BORROWER:

Silicon Valley Internet Partners

Authorized Officer /s/ Signature Illegible


                                       1.

                         CORPORATE BORROWING RESOLUTION

BORROWER:     Silicon Valley Internet Partners       BANK: Venture Banking Group

I, THE UNDERSIGNED, Secretary or Assistant Secretary of Silicon Valley Internet Partners ("Borrower"), hereby certify that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of California.

I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

NAMES                      POSITIONS                     ACTUAL SIGNATURES
-----                      ---------                     -----------------

Robert L. Gett             President & CEO

Michael Tubridy            CFO                           /s/ Signature Illegible

---------------------      ---------------------         ---------------------

acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

      BORROW MONEY. To borrow from time to time from Venture Banking Group ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

      EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

      GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank.

      NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

      LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.


                                       1.

      ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

      FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Corporation and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on March 25, 1998 and attest that the signatures set opposite the names listed above are their genuine signatures.

                                             CERTIFIED TO AND ATTESTED BY:

                                             X /s/ Signature Illegible
                                                Secretary or Assistant Secretary

          UNIFORM COMMERCIAL CODE -- FINANCING STATEMENT -- FORM UCC-1

                                                                REORDER FROM
                                                                REGISTRE, INC
                                                                514 PIERCE ST.
                                                                P.O. BOX 218
                                                                ANOKA, MN. 55303
                                                                (612) 421-1713

         IMPORTANT -- READ INSTRUCTIONS ON BACK BEFORE FILLING OUT FORM

This FINANCING STATEMENT is presented to a Filing             No. of Additional
Officer for filing pursuant to the Uniform Commercial Code    Sheets Presented 3

                                     3. |_| The Debtor is a transmitting utility

1. Debtor(s) (Last Name First) and Address(es).

SILICON VALLEY INTERNET
               PARTNERS
520 MADISON AVE. 35TH FLOOR
NEW YORK, N.Y. 10021

2. Secured Party(ies) Name(s) and Address(es)

CUPERTINO NATIONAL BANK &
                     TRUST
20230 STEVENS CREEK BLVD.
CUPERTINO, CA 95014

4. For Filing Officer Date, Time, No. Filing Office

5. This Financing Statement covers the following types (or items) of property:

THIS FINANCING STATEMENT COVERS ALL RIGHT, TITLE AND INTEREST OF DEBTOR IN, TO AND UNDER ALL INVESTMENT PROPERTY AND ALL PROCEEDS THEREOF, AS MORE FULLY DESCRIBED IN EXHIBIT A ATTACHED HERETO AND INCORPORATED
HEREIN.

*SEE SCHEDULE I ATTACHED HERETO AND INCORPORATED HEREIN.

|_| Products of the Collateral are also covered.

6.Assignee(s) of Secured Party and Address(es)

|_| The described crops are growing or to be grown on.

|_| The described goods are or are to be affixed to

|_| The lumber to be cut or minerals or the like (including oil and gas) is on *

*(Described Real Estate Below)

8. Describe Real Estate Here

|_| This statement is to be indexed in the Real Estate Records:

9. Name of a Record Owner

No & Street       Town or City       County       Section        Block       Lot

10. This statement is filed without the debtor's signature to perfect a security interest in collateral (check appropriate box)

      |_| under a security agreement signed by debtor authorizing secured party to file this statement, or

      |_| which is proceeds of the original collateral described above in which a security interest was perfected, or

      |_| acquired after a change of name, identity or corporate structure of the debtor, or |_| as to which the filing has lapsed, or already subject to a security interest in another jurisdiction:

            |_| when the collateral was brought into the state, or |_| when the debtor's location was changed to this state.

SILICON VALLEY INTERNET PARTNERS            CUPERTINO NATIONAL BANK & TRUST
--------------------------------            -------------------------------

By /s/ Signature Illegible TITLE: CFO       By /s/ Signature Illegible TITLE: VP
      Signature(s) of Debtor(s)               Signature(s) of Secured Party(ies)

(1) FILING OFFICER COPY - NUMERICAL

(5/82) STANDARD FORM - FORM UCC - 1 -- Approved by Secretary of State of New
York

                                    EXHIBIT A

                           FINANCING STATEMENT BETWEEN

                CUPERTINO NATIONAL BANK & TRUST, AS SECURED PARTY
                                       AND
                   SILICON VALLEY INTERNET PARTNERS, AS DEBTOR

      The Collateral shall consist of all right, title and interest of Debtor in and to the following:

                  (A) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                  (B) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor's Books relating to any of the foregoing;

                  (C) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                  (D) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's Books relating to any of the foregoing;

                  (E) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Debtor's Books relating to the foregoing;

                  (F) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

                  (G) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   SCHEDULE I

                           FINANCING STATEMENT BETWEEN

                CUPERTINO NATIONAL BANK & TRUST, AS SECURED PARTY
                                       AND
                   SILICON VALLEY INTERNET PARTNERS, AS DEBTOR

This financing statement is filed pursuant to Section 8601 of the New York Uniform Commercial Code for the purpose of continuing the perfection of the Secured Party's security interest in the foregoing property as originally set forth in the financing statement filed with this filing office on August 12, 1997 as Document No. 167871 (the foregoing property being deemed to be fully included in the property described as Collateral in such prior financing statement).

Some or all of the collateral is located on the following addresses:

1) 89 South Street, Boston, MA 02111
2) 650 Townsend Street, San Francisco, CA 94104
3) 625 6th Avenue, New York, NY 10011
4) 3102 Oak Lawn Avenue, Dallas, TX 75219 (expected to move in 05/01/98)


                                       1.

                                [EXHIBIT OMITTED]

                                    EXHIBIT A

                           FINANCING STATEMENT BETWEEN

                CUPERTINO NATIONAL BANK & TRUST, AS SECURED PARTY
                                       AND
                   SILICON VALLEY INTERNET PARTNERS, AS DEBTOR

      The Collateral shall consist of all right, title and interest of Debtor in and to the following:

                  (A) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                  (B) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor's Books relating to any of the foregoing;

                  (C) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                  (D) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's Books relating to any of the foregoing;

                  (E) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Debtor's Books relating to the foregoing;

                  (F) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

                  (G) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                                       VOID AFTER MARCH 26, 2008

                    SERIES C PREFERRED STOCK PURCHASE WARRANT

THIS WARRANT HAS BEEN, AND THE SHARES OF SERIES C PREFERRED STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "SHARES"), WILL BE ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES OF SERIES C PREFERRED STOCK ISSUABLE HEREUNDER OR ANY SHARES INTO WHICH SUCH SHARES ARE CONVERTIBLE, (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

NO. C-2                                                             5,517 SHARES

                        SILICON VALLEY INTERNET PARTNERS

             WARRANT TO PURCHASE SHARES OF SERIES C PREFERRED STOCK

      THIS CERTIFIES that, for value received, VENTURE BANKING GROUP (the "REGISTERED HOLDER"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Silicon Valley Internet Partners, a California corporation with principal offices at 89 South Street, 7th Floor, Boston, MA 02111 (the "COMPANY"), at any time until March 26, 2008, subject to the provisions of Section 9, (the "EXPIRATION DATE") shares of the Company's Series C Preferred Stock (the "SERIES C PREFERRED") as follows:
This Warrant will be exercisable for a total of Five Thousand Five Hundred Seventeen (5,517) fully paid and nonassessable shares of Series C Preferred at a price per share equal to $3.625 (the "EXERCISE PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth.

      1.    Method of Exercise; Payment.

            (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, from time to time by: (i) the surrender of this Warrant (with the notice of exercise form (the "NOTICE OF EXERCISE") attached hereto as Exhibit A duly executed) at the principal office of the Company; (ii) the execution of a Series C Preferred Stock Purchase Agreement and all exhibits thereto, including without limitation an Amended and Restated

Shareholder Rights Agreement, Amended and Restated Voting Agreement, and Amended and Restated Co-Sale Agreement in the same form as the Series C Preferred Stock Purchase Agreement dated as of October 10, 1997 by and among the Company and the Purchasers (defined therein), the Amended and Restated Shareholder Rights Agreement dated as of June 6, 1997 by and among the Company, the Purchasers (defined therein) and the Prior Rights Holders (defined therein), the Amended and Restated Voting Agreement dated as of June 6, 1997 by and among the Company and the Shareholders (defined therein), and the Amended and Restated Co-Sale Agreement dated as of June 6, 1997 by and among the Company, the Common Shareholders (defined therein) and the Preferred Shareholders (defined therein) (collectively, the "Series C Transaction Documents"); and (iii) by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

            (b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 1(a) hereof, the Holder may elect to receive a number of Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant and the fully executed Series C Transaction Documents at the principal office of the Company, together with the Notice of Exercise in which alternative No. 1 is initiated by the Holder. In such event, the Company shall issue to the Holder a number of Shares computed using the following formula:

            X = Y (A-B)/A

Where X = the number of Shares to be issued to the Holder.

      Y = the number of Shares subject to this warrant.

      A = the fair market value of one share of the Company's Series C Preferred
          Stock.

      B = the Exercise Price (as adjusted to the date of such calculation).

            (c) Fair Market Value. For purposes of this Section 2, the fair market value of the Company's Series C Preferred Stock shall mean:

                  (i) The average of the closing bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western

Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value multiplied by the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible;

                  (ii) If the Company's Common Stock is not traded Over-The-Counter or on an exchange, the fair market value of the Series C Preferred Stock per share shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares of Series C Preferred Stock as such price shall be agreed by the parties hereto, or if agreement cannot be reached within five (5) business days of delivery of the notice pursuant to Section 1(b) hereof, as shall be determined by a panel of appraisers. One appraiser shall be selected by the Holder, one appraiser shall be chosen by the Company and the third appraiser shall be chosen by the first two appraisers. If the appraisers cannot reach agreement as to the fair market value on the foregoing basis on or before the thirtieth (30th) day following the Holder's notice of election pursuant to
Section 1(b), then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall be the fair market value of a share of Series C Preferred Stock. In the event that the Holder fails to choose an appraiser or the three appraisers fail to deliver an appraisal on or before the thirtieth (30th) day after such notice, the appraisal of the appraiser selected by the Company shall control and shall be fair market value for the purposes of this Warrant. The cost of the appraiser selected by each party shall be borne by that party and the cost of the third appraiser shall be borne one-half (1/2) by each party. Appraisers selected under this Section 1(c) must be unaffiliated with the Holder and the Company and must have reasonable professional qualifications for the appraisal.

            (d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

            (e) Condition of Exercise Unless exercised pursuant to an effective registration statement under the Act which includes the Shares so exercised, it shall be a condition to any exercise of this Warrant that the Company shall have received, at the time of such exercise, a representation in writing from the Holder in the form attached hereto as Exhibit A-1, that the Shares being issued upon exercise are being acquired for investment and not with a view to any sale or distribution thereof.

      2. Stock Fully Paid: Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Series C Preferred Stock and Common Stock to provide for the exercise of the rights represented by this Warrant.

      3. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Series C Preferred Stock, or shall issue a stock dividend on its outstanding shares of Series C Preferred Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Series C Preferred Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

            (b) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Series C Preferred Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3), provision shall be made so that the Holder of this Warrant will thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company to which a Holder of Series C Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder of this Warrant after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

            (c) Merger. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, whether or not the Company is the surviving corporation, other than as provided for in Section 9 herein (a "Merger Event"), then as a part of such Merger Event, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Holder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of Shares purchasable) shall be applicable to the greatest extent possible.

            (d) Notices. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant in accordance with Section 2 hereof, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each. Any written notice by the Company required or permitted hereunder shall be given by hand delivery or first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company for the Holder.

      4.    Restrictions on Transfer.

            (a) Holder agrees not to make any disposition of all or any portion of the Shares or the Warrant, except to an affiliate of Holder, unless and until:

                  (i) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and the transferee has agreed in writing to be bound by this Section 4. If reasonably requested by the Company, Holder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the 1933 Act. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of the Shares or rights to acquire Shares do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owners, and shall terminate as to any particular Shares when a letter shall have been issued to Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

            (b) Notwithstanding the above, the Shares shall also be subject to all restrictions on transfer set forth in the Series C Transaction Documents, including without limitation a one hundred eighty (180) day market-standoff period upon the Company's initial public offering.

      5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

      6. Representations and Warranties by the Company.

            (a) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire Shares, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant is consistent with the Company's Amended and Restated Articles of Incorporation, and does not contravene any law or governmental rule, regulation or order applicable to it, and does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its respective terms.

            (b) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings shall be made by the time required thereby.

            (c) Holder's Additional Rights. The Series C Preferred Stock issuable upon exercise of this Warrant shall have the anti-dilution rights, registration rights, and information rights set forth in the Series C Transaction Documents.

      7. Representations and Warranties by the Holder. Holder represents and warrants to the Company as follows:

            (a) This Warrant is being acquired for Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, and the Holder has no present intention of selling or engaging in any public distribution thereof pursuant to a registration or exemption.

            (b) Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by Holder indefinitely, and that Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "CALIFORNIA LAW") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

            (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

            (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

      8. Rights of Shareholders. Nothing contained herein shall confer upon Holder any of the rights of a Shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to Shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      9. Expiration of Warrant.

            The Expiration Date of this Warrant shall be the earlier of:

            (a) 5:00 p.m., California local time, on March 26, 2008;

            (b) five (5) years after the Company's initial public offering under the Securities Act of 1933, as amended;

            (c) the automatic conversion of the Series C Preferred Stock of the Company into Common Stock of the Company, according to the terms of the Series C Transaction Documents;

            (d) a consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company's Shareholders immediately preceding such consolidation or merger own at least fifty percent (50%) of the voting securities of the successor entity following such consolidation or merger and which does not result in any reclassification of the Shares issuable upon exercise of this Warrant); or

            (e) a sale of all or substantially all of the assets of the Company.

            The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Exhibit B not more than ninety
(90) days and not less than thirty (30) days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until thirty (30) days after the date the Company delivers the notice to Holder.

      10. Miscellaneous.

            (a) This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of such State. The parties expressly stipulate that any litigation under this Warrant shall be brought in the State courts of the Counties of Santa Clara or San Francisco, California and in the United States District Court for the

Northern District of California. The parties agree to submit to the jurisdiction and venue of those courts.

            (b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

            (c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors in interest of the Company or the Holder. This Warrant and all rights hereunder are not assignable or transferable by Company or Holder, except for such permitted transfers to successors in interest and in accordance with Section 4 herein, and any attempt to assign or transfer the rights hereunder shall be void and of no further effect.

            (d) This Warrant and the other documents delivered pursuant hereto, including without limitation the Series C Transaction Documents, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            (e) The Company shall not, by amendment of its Amended and Restated Articles of Incorporation, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

            (f) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

            (g) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and Holder.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

      Issued this 26th day of March, 1998.

                                                SILICON VALLEY INTERNET PARTNERS

                                                By: /s/ signature illegible

                                                Title: Vice President & CFO

Acknowledged and Accepted:

VENTURE BANKING GROUP

By: /s/ signature Illegible

Title: AVP

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:   SILICON VALLEY INTERNET PARTNERS
      Attention: President

      1. In lieu of exercising the attached Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision of Section 1(b) of this Warrant and receive __________ (leave blank if you choose Alternative No. 2 below) shares of Series C Preferred Stock pursuant to the terms of this Warrant. (Initial here if the undersigned elects this alternative). ___________.

      2. The undersigned hereby elects to purchase ______________ (leave blank if you choose alternative No. 1 above) shares of Series C Preferred Stock of Silicon Valley Internet Partners pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

      3. Please issue a certificate or certificates representing said shares of Series C Preferred Stock in the name of the undersigned or in such other name as is specified below:

               --------------------------------------------------
                                     (Name)

               --------------------------------------------------

               --------------------------------------------------
                                    (Address)

      4. The undersigned hereby represents and warrants that the aforesaid shares of Series C Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares except pursuant to a registration or exemption, and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned agrees to execute an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

                                      ------------------------------------------
                                      (Signature and Date)

                                      Title:
                                             -----------------------------------

                                    EXHIBIT B

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE

(Name of Holder)

(Address of Holder)

Attn: Chief Financial Officer

Dear ____________________:

      This is to advise you that the Warrant issued to you described below will expire on ________________________, 19__.

      Issuer:                       Silicon Valley Internet Partners

      Issue Date:                   March 26, 1998

      Class of Security Issuable:   Series C Preferred Stock

      Exercise Price per Share:

      Number of Shares Issuable:

      Procedure for Exercise:

      Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

                                                Silicon Valley Internet Partners

                                                By:
                                                   -----------------------------

                                                Its:
                                                    ----------------------------

                                   EXHIBIT A-I

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER   :     VENTURE BANKING GROUP

COMPANY     :     SILICON VALLEY INTERNET PARTNERS

SECURITY    :     SERIES C PREFERRED STOCK ISSUED UPON EXERCISE OF THE SERIES C
                  PREFERRED STOCK PURCHASE WARRANT ISSUED ON MARCH 26, 1998

AMOUNT      :     _______ SHARES

DATE        :     _________________, ____

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

      (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act") except pursuant to a registration of exemption.

      (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

      (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

      (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

      The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year, and in some circumstances two years, after the party has held, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, and in some circumstances three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

      (e) I agree, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) I further agree to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided however that in the case of both e(1) and e(2) the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

       (f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                            ------------------------------------
                                               (Signature)

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                            Date:                         , 19
                                                 -------------------------    --

                                 WARRANT RECEIPT

      The undersigned hereby acknowledges receipt of a Warrant to Purchase 5,517 Shares of Series C Preferred Stock of Silicon Valley Internet Partners, a California corporation, dated as of March 26, 1998.

      The undersigned further acknowledges that said Warrant contains the legend referring to the Securities Act of 1933, as amended, and sets forth certain restrictions on sale or transfer of the securities.

   VENTURE BANKING GROUP


Dated: 3/27/99                                           /s/ Signature Illegible
                                                         By

                                                         Jennifer Schellenberg
                                                         ---------------------
                                                         Name

                                                         AVP
                                                         ---
                                                         Title

Return receipt to:
-----------------
Carol Timm, B2-9
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050

                        SILICON VALLEY INTERNET PARTNERS
                                 89 SOUTH STREET
                                BOSTON, MA 02111

Jennifer Schellenberg
Venture Banking Group
Three Palo Alto Square, Suite 150
Palo Alto, CA 94306

Pursuant to the Amended and Restated Loan and Security Agreement dated as of March 25, 1998 and the Collateral Assignment, Patent Mortgage and Security Agreement dated as of September 19, 1996 (the "Collateral Assignment"), each by and between Venture Banking Group and Silicon Valley Internet Partners, the undersigned hereby agrees to and authorizes (i) the amendment of Exhibits A, B and C to the Collateral Assignment to include the following additional copyrights, patents, or trademarks and (ii) the filing of such amended Exhibits A, B and C with the U.S. Copyright Office and/or the U.S. Patent and Trademark Office, respectively:

                                 [See Attached]

Silicon Valley Internet Partners
Signature: /s/ Signature Illegible
By:
Dated: 3/20/98

Exhibit "C" attached to that certain Collateral Assignment, Patent Mortgage and Loan Agreement dated September 19, 1996.

                                   EXHIBIT "C"

                                   TRADEMARKS

TRADEMARK                  CLASS    COUNTRY     APPLICATION    APPLICATION    REG.     REG.     STATUS
DESCRIPTION                #                    NO.            DATE           NO.      DATE
Viant                               USA         75-366,796     10-2-97                          Pending

Design only                         USA         75-232,600     1-28-97                          Pending

Silicon Valley Internet             USA         75-108,013     5-22-96                          Pending
Partners

SVIP                                USA         75-107,991     5-22-96                          Pending


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